Mitek Reports Record Fiscal 2026 Second Quarter Results; Raises Full-Year Outlook

Reported revenue of $54.8M, the highest quarterly revenue in Mitek history
Fraud and Identity revenue grew 28% year over year; SaaS revenue grew 18%
Raises full-year fiscal 2026 revenue and adjusted EBITDA margin outlook

SAN DIEGO, Calif. - May 7, 2026 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity verification and fraud prevention, today reported financial results for its second quarter ended March 31, 2026 and raised its revenue and adjusted EBITDA margin guidance range for the fiscal year ending September 30, 2026 (“fiscal 2026”).

“The team’s execution on our Unify and Grow ethos resulted in a record revenue and profitability quarter, led by 18% year-over-year SaaS growth as customers route more transactions through Mitek to counter AI-driven fraud,” said Ed West, Chief Executive Officer of Mitek. “Our recent growth has been driven by deepening and broadening relationships with some of the world’s leading financial institutions and adding new high-assurance customers in multiple markets. Based on this momentum, we have again raised our full-year outlook, and our focus remains on disciplined execution, continued innovation, and scaling our business model to drive durable, long-term value.”

Fiscal 2026 Second Quarter Financial Highlights
GAAP
•Total revenue of $54.8 million was a 6% increase year-over-year, compared to $51.9 million a year ago.
•SaaS revenue of $21.2 million was an 18% increase year-over-year, compared to $18.0 million a year ago.
•Gross profit of $43.2 million, compared to $42.1 million a year ago.
•GAAP gross profit margin was 78.8%, compared to 81.2% a year ago.
•GAAP net income was $9.5 million, compared to $9.2 million a year ago.
•GAAP net income per diluted share was $0.20, compared to $0.20 a year ago.
•Total cash and investments of $77.6 million at March 31, 2026, was a decrease of $118.9 million from $196.5 million at September 30, 2025; the retirement of the $155 million Convertible Senior Notes was the primary contributor to the decrease.
•LTM net cash provided by operating activities was $48.1 million, compared to $48.4 million for the corresponding period a year ago.
Non-GAAP
•Non-GAAP gross profit of $46.6 million, compared to $45.6 million a year ago.
•Non-GAAP gross profit margin was 85.0%, compared to 87.7% a year ago.
•Adjusted EBITDA was $22.3 million, compared to $20.3 million a year ago.
•Adjusted EBITDA margin was 40.7%, compared to 39.0% a year ago.
•Non-GAAP net income was $18.5 million, compared to $16.7 million a year ago.
•Non-GAAP net income per diluted share was $0.38, compared to $0.36 a year ago.
•LTM free cash flow was $44.5 million, compared to $47.1 million for the corresponding period a year ago.

Guidance
Guidance includes non-GAAP financial measures. Mitek is raising its revenue and adjusted EBITDA margin guidance for the fiscal year, and providing guidance for its fiscal third quarter, ending June 30, 2026, as follows:

	Full Year FY26	Q3 FY26
	Guidance	Guidance
Total revenue	$189 - $198 million	$49 - $53 million
Y/Y growth (midpoint)	Approximately 8%
Fraud & Identity solutions revenue(1)	$103 - $108 million
Y/Y growth (midpoint)	Approximately 17%
Adjusted EBITDA margin %(2)	30% - 33%
Total Non-GAAP operating expense(2)		$25 - $26 million
(1)See revenue categorizations as presented in the “Disaggregation of Revenue by Product and Type” below.
(2)See “GAAP to Non-GAAP” Reconciliations below.
Conference Call Information
Mitek management will host a conference call and live webcast for analysts and investors today at 2 p.m. PT (5 p.m. ET) to discuss the Company’s financial results for the second quarter of fiscal 2026. To join the webcast, visit our Investor Relations website at https://investors.miteksystems.com.

Participants may also dial +1 800-717-1738 (US and Canada) or +1 646-307-1865 (International) to access the call. A dial-in replay will be available for one week by dialing +1 844-512-2921 (U.S. and Canada) or +1 412-317-6671 (International) and entering the passcode 1141184. An archived webcast replay will remain accessible for one year on Mitek’s Investor Relations website.

About Mitek Systems, Inc.
Mitek Systems protects what’s real across digital interactions in a world of evolving threats. Mitek helps businesses verify identities, prevent fraud before it happens, and deliver secure, seamless digital experiences in the face of rapidly advancing AI-generated threats. From account opening to authentication and deposit, Mitek’s technology safeguards critical digital interactions. More than 7,000 organizations rely on Mitek to protect their most important customer connections and stay ahead of emerging risks. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements
Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s fiscal 2026 guidance, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation or investigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as filed with the SEC on December 11, 2025 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:
Ryan Flanagan            Michael Holder
ICR for Mitek Systems        SVP, Finance and Investor Relations
ir@miteksystems.com            mholder@miteksystems.com

Note Regarding Use of Non-GAAP Financial Measures
This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for adjusted EBITDA, adjusted EBITDA margin, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP net income per basic share, non-GAAP net income per diluted share, non-GAAP free cash flow, and non-GAAP operating expense that excludes stock-based compensation expense, litigation and other legal costs, executive and other transition costs, non-recurring audit fees, enterprise risk, portfolio positioning and other related costs, and non-GAAP net income which additionally excludes amortization of acquisition-related intangibles, net changes in estimated fair value of acquisition-related contingent consideration, restructuring costs, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and cash tax difference. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

The Company has not provided a reconciliation of its forward outlook for non-GAAP adjusted EBITDA margin with its forward-looking GAAP net income margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP adjusted EBITDA margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable due to the volatility of the Company’s share price. Additionally, a significant portion of the Company’s operations are in foreign countries and the transactional currencies are primarily Euros and British pound sterling and the Company is not able to predict fluctuations in those currencies without unreasonable efforts. The Company expects these items may have a potentially significant impact on future GAAP financial results.

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made. We may refer to certain financial metrics on a Last Twelve Months (“LTM”) basis. LTM figures represent the sum of the most recently reported four fiscal quarters and are used to provide a view of the company's financial performance over the past year.

Mitek encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Mitek’s business.

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Revenue
Software license	$25,950	$26,700	$39,851	$38,685
SaaS, maintenance, and other	28,891	25,229	59,234	50,498
Total revenue	54,841	51,929	99,085	89,183
Operating costs and expenses
Cost of revenue—software license (exclusive of depreciation & amortization)	33	16	66	83
Cost of revenue—SaaS, maintenance, and other (exclusive of depreciation & amortization)	8,525	6,515	16,899	12,392
Selling and marketing	9,601	10,540	17,749	20,235
Research and development	7,566	9,766	14,940	18,089
General and administrative	12,244	10,098	23,318	21,999
Amortization of acquired intangibles and acquisition-related costs	3,323	3,600	6,609	7,257
Restructuring costs	—	29	515	837
Total operating costs and expenses	41,292	40,564	80,096	80,892
Operating income (loss)	13,549	11,365	18,989	8,291
Interest expense	1,450	2,407	3,992	4,805
Other income (expense), net	637	1,110	2,137	1,673
Income (loss) before income taxes	12,736	10,068	17,134	5,159
Income tax benefit (provision)	(3,200)	(916)	(4,826)	(619)
Net income (loss)	$9,536	$9,152	$12,308	$4,540
Net income (loss) per share—basic	$0.21	$0.20	$0.27	$0.10
Net income (loss) per share—diluted	$0.20	$0.20	$0.25	$0.10
Shares used in calculating net income (loss) per share—basic	45,050	45,651	45,380	45,501
Shares used in calculating net income (loss) per share—diluted	48,535	46,610	48,470	46,599
Comprehensive income (loss)
Net income (loss)	$9,536	$9,152	$12,308	$4,540
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	(2,980)	4,944	(3,069)	(5,566)
Unrealized gain (loss) on investments, net of tax benefit/(expense) of $7, $(8), $14, and $34	(25)	54	(48)	(84)
Other comprehensive income (loss), net of tax	(3,005)	4,998	(3,117)	(5,650)
Comprehensive income (loss)	$6,531	$14,150	$9,191	$(1,110)

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	March 31, 2026 (Unaudited)	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$69,187	$154,153
Short-term investments	8,400	38,858
Accounts receivable, net	63,308	36,811
Contract assets, current portion	8,626	12,687
Prepaid expenses	2,942	3,050
Other current assets	4,038	2,935
Total current assets	156,501	248,494
Long-term investments	—	3,464
Property and equipment, net	4,500	2,314
Right-of-use assets	2,167	2,624
Intangible assets, net	32,672	39,799
Goodwill	131,439	133,457
Deferred income tax assets	24,437	25,334
Contract assets, non-current portion	1,447	1,405
Other non-current assets	3,775	2,218
Total assets	$356,938	$459,109
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,976	$3,874
Accrued payroll and related taxes	11,850	16,837
Accrued liabilities	627	343
Income tax payables	3,000	2,683
Deferred revenue, current portion	36,056	29,061
Lease liabilities, current portion	894	890
Convertible senior notes	—	152,216
Current portion of term loan	2,500	—
Other current liabilities	1,035	3,130
Total current liabilities	59,938	209,034
Deferred revenue, non-current portion	1,501	1,085
Long-term portion of term loan	47,500	—
Lease liabilities, non-current portion	1,623	2,080
Deferred income tax liabilities	290	295
Other non-current liabilities	6,619	6,357
Total liabilities	117,471	218,851

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 44,864,835 and 45,636,531 issued and outstanding, as of March 31, 2026 and September 30, 2025, respectively	45	46
Additional paid-in capital	273,642	265,835
Accumulated other comprehensive income (loss)	(2,531)	586
Accumulated deficit	(31,689)	(26,209)
Total stockholders’ equity	239,467	240,258
Total liabilities and stockholders’ equity	$356,938	$459,109

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(amounts in thousands)

	Six Months Ended March 31,
	2026	2025
Operating activities:
Net income (loss)	$12,308	$4,540
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	7,692	8,817
Amortization of acquired intangible assets	6,609	7,257
Amortization of costs capitalized to obtain revenue contracts	1,354	878
Depreciation and amortization expense	781	739
Bad debt expense	293	411
Amortization of investment premiums & other	(262)	(1,146)
Accretion and amortization on convertible senior notes	3,034	4,224
Deferred taxes	822	(5,423)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(26,939)	(18,898)
Contract assets	3,967	5,649
Other assets	(3,998)	578
Accounts payable	123	(3,674)
Accrued payroll and related taxes	(4,908)	1,157
Income taxes payable	351	837
Deferred revenue	7,550	7,922
Other liabilities	(1,704)	440
Net cash provided by (used in) operating activities	7,073	14,308
Investing activities:
Purchases of investments	(2,218)	(21,973)
Maturities of investments	30,321	23,000
Sales of investments	6,035	—
Purchases of property and equipment, net	(2,978)	(567)
Net cash provided by (used in) investing activities	31,160	460
Financing activities:
Proceeds from term loan	50,000	—
Repayments of senior convertible notes	(155,250)	—
Proceeds from the issuance of equity plan common stock	2,246	261
Repurchases and retirements of common stock	(17,789)	(3,258)
Payment of tax withholding obligations related to net share settlements of equity awards	(2,131)	—
Proceeds from other borrowings	304	—
Principal payments on other borrowings	—	(96)
Net cash provided by (used in) financing activities	(122,620)	(3,093)
Foreign currency effect on cash and cash equivalents	(579)	(432)
Net increase (decrease) in cash and cash equivalents	(84,966)	11,243
Cash and cash equivalents at beginning of period	154,153	93,456
Cash and cash equivalents at end of period	$69,187	$104,699
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,042	$582
Cash paid for income taxes	$4,349	$4,952
Supplemental disclosures of non-cash investing and financing activities:
Unrealized holding gain (loss) on available-for-sale investments	$(48)	$(84)

MITEK SYSTEMS, INC.
DISAGGREGATION OF REVENUE BY PRODUCT AND TYPE
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Fraud and Identity Solutions
SaaS	$19,979	$16,790	$40,895	$34,083
Software license and support	5,089	2,843	8,997	4,565
Professional services and other	632	486	1,278	1,040
Total fraud and identity solutions revenue	$25,700	$20,119	$51,170	$39,688

Check Verification Solutions
SaaS	$1,241	$1,205	$2,562	$2,339
Software license and support	27,612	30,234	44,519	46,608
Professional services and other	288	371	834	548
Total check verification solutions revenue	$29,141	$31,810	$47,915	$49,495

Consolidated Revenue
SaaS	$21,220	$17,995	$43,457	$36,422
Software license and support	32,701	33,077	53,516	51,173
Professional services and other	920	857	2,112	1,588
Consolidated revenue	$54,841	$51,929	$99,085	$89,183

MITEK SYSTEMS, INC.
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
GAAP net income (loss)	$9,536	$9,152	$12,308	$4,540
Add:
Income tax (benefit) provision	3,200	916	4,826	619
Other (income) expense, net	(637)	(1,110)	(2,137)	(1,673)
Interest expense	1,450	2,407	3,992	4,805
GAAP operating income (loss)	$13,549	$11,365	$18,989	$8,291

Non-GAAP Adjustments
Depreciation and amortization expense	$428	$395	$781	$739
Amortization of acquired intangible assets	3,323	3,657	6,609	7,257
Litigation and other legal costs	5	187	28	420
Executive and other transition costs	—	27	262	521
Stock-based compensation expense	5,001	4,352	7,692	8,817
Non-recurring audit fees	—	263	719	1,130
Restructuring costs(1)	—	29	515	837
Adjusted EBITDA	$22,306	$20,275	$35,595	$28,012
Total revenue	$54,841	$51,929	$99,085	$89,183
Adjusted EBITDA margin	40.7%	39.0%	35.9%	31.4%

(1)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.5 million in the six months ended March 31, 2026 and were related to a restructuring that occurred in the first quarter of fiscal 2026. Restructuring costs were $0.8 million in the six months ended March 31, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2025.

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Net income (loss)	$9,536	$9,152	$12,308	$4,540
Non-GAAP adjustments:
Amortization of acquired intangible assets	3,323	3,600	6,609	7,257
Litigation and other legal costs	5	187	28	420
Executive and other transition costs	—	27	262	521
Stock-based compensation expense	5,001	4,352	7,692	8,817
Non-recurring audit fees	—	263	719	1,130
Restructuring costs(1)	—	29	515	837
Amortization of debt discount and issuance costs	785	2,162	3,034	4,309
Income tax effect of pre-tax adjustments	(1,802)	(3,440)	(4,850)	(5,359)
Cash tax difference(2)	1,629	414	4,594	907
Non-GAAP net income	$18,477	$16,746	$30,911	$23,379
Non-GAAP net income per share—basic	$0.41	$0.37	$0.68	$0.51
Non-GAAP net income per share—diluted	$0.38	$0.36	$0.64	$0.50
Shares used in calculating non-GAAP net income per share—basic	45,050	45,651	45,380	45,501
Shares used in calculating non-GAAP net income per share—diluted	48,535	46,610	48,470	46,599

(1)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.5 million in the six months ended March 31, 2026 and were related to a restructuring that occurred in the first quarter of fiscal 2026. Restructuring costs were $0.8 million in the six months ended March 31, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2025.
(2)The Company’s non-GAAP net income is calculated using a cash tax rate of 14% in fiscal 2026 and 18% in fiscal 2025. The estimated cash tax rate is the estimated annual tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, and the utilization of research and development tax credits which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended March 31, 2026 and 2025 was 25% and 9%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the six months ended March 31, 2026 and 2025 was 28% and 12%, respectively.

MITEK SYSTEMS, INC.
NON-GAAP FREE CASH FLOW RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three months ended				Twelve months ended March 31, 2026
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Net cash provided by (used in) operating activities	$21,571	$19,461	$8,018	$(945)	$48,105
Less:
Purchases of property and equipment, net	(329)	(259)	(1,426)	(1,552)	(3,566)
Free Cash Flow	$21,242	$19,202	$6,592	$(2,497)	$44,539

	Three months ended				Twelve months ended March 31, 2025
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Net cash provided by (used in) operating activities	$12,985	$21,102	$565	$13,743	$48,395
Less:
Purchases of property and equipment, net	(431)	(283)	(335)	(232)	(1,281)
Free Cash Flow	$12,554	$20,819	$230	$13,511	$47,114

MITEK SYSTEMS, INC.
STOCK-BASED COMPENSATION EXPENSE
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Cost of revenue	$355	$162	$663	$323
Selling and marketing	1,135	1,035	1,191	2,009
Research and development	466	1,338	247	2,462
General and administrative	3,045	1,817	5,591	4,023
Total stock-based compensation expense	$5,001	$4,352	$7,692	$8,817

MITEK SYSTEMS, INC.
NON-GAAP GROSS PROFIT RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Software license
Software license revenue	$25,950	$26,700	$39,851	$38,685
Cost of revenue (exclusive of depreciation and amortization expense)	(33)	(16)	(66)	(83)
Depreciation and amortization expense	(177)	(246)	(367)	(512)
Amortization of acquired completed technology assets	(501)	(918)	(1,002)	(1,842)
GAAP gross profit for software license and hardware	25,239	25,520	38,416	36,248
Depreciation and amortization expense	177	246	367	512
Amortization of acquired completed technology assets	501	918	1,002	1,842
Non-GAAP gross profit for software license	$25,917	$26,684	$39,785	$38,602

GAAP gross margin for software license	97.3%	95.6%	96.4%	93.7%
Non-GAAP gross margin for software license	99.9%	99.9%	99.8%	99.8%

SaaS, maintenance, and other
SaaS, maintenance and other revenue	$28,891	$25,229	$59,234	$50,498
Cost of revenue (exclusive of depreciation and amortization expense)	(8,525)	(6,515)	(16,899)	(12,392)
Depreciation and amortization expense	(150)	(3)	(215)	(6)
Amortization of acquired completed technology assets	(2,238)	(2,090)	(4,446)	(4,218)
GAAP gross profit for SaaS, maintenance, and other	17,978	16,621	37,674	33,882
Depreciation and amortization expense	150	3	215	6
Amortization of acquired completed technology assets	2,238	2,090	4,446	4,218
Stock-based compensation expense	355	162	663	323
Non-GAAP gross profit for SaaS, maintenance, and other	$20,721	$18,876	$42,998	$38,429

GAAP gross margin for SaaS, maintenance, and other	62.2%	65.9%	63.6%	67.1%
Non-GAAP gross margin for SaaS, maintenance, and other	71.7%	74.8%	72.6%	76.1%

Consolidated results
Total revenue	$54,841	$51,929	$99,085	$89,183
Cost of revenue (exclusive of depreciation and amortization expense)	(8,558)	(6,531)	(16,965)	(12,475)
Depreciation and amortization expense	(327)	(249)	(582)	(518)
Amortization of acquired completed technology assets	(2,739)	(3,008)	(5,448)	(6,060)
GAAP gross profit	43,217	42,141	76,090	70,130
Depreciation and amortization expense	327	249	582	518
Amortization of acquired completed technology assets	2,739	3,008	5,448	6,060
Stock-based compensation expense	355	162	663	323
Non-GAAP gross profit	$46,638	$45,560	$82,783	$77,031

GAAP gross profit margin	78.8%	81.2%	76.8%	78.6%
Non-GAAP gross profit margin	85.0%	87.7%	83.5%	86.4%

MITEK SYSTEMS, INC.
NON-GAAP OPERATING EXPENSE RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Selling and marketing	$9,601	$10,540	$17,749	$20,235
Non-GAAP adjustments:
Stock-based compensation expense	1,135	1,035	1,191	2,009
Executive and other transition costs	—	—	170	—
Non-GAAP selling and marketing	$8,466	$9,505	$16,388	$18,226

Research and development	$7,566	$9,766	$14,940	$18,089
Non-GAAP adjustments:
Stock-based compensation expense	466	1,338	247	2,462
Non-GAAP research and development	$7,100	$8,428	$14,693	$15,627

General and administrative	$12,244	$10,098	$23,318	$21,999
Non-GAAP adjustments:
Stock-based compensation expense	3,045	1,817	5,591	4,023
Litigation and other legal costs	5	187	28	420
Executive and other transition costs	—	27	92	521
Non-recurring audit fees	—	263	719	1,130
Non-GAAP general and administrative	$9,194	$7,804	$16,888	$15,905

Total Non-GAAP operating expense	$24,760	$25,737	$47,969	$49,758